INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Disciplined Value Fund:


We consent to the use of our report dated November 21, 1996 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.



/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP


Denver, Colorado
December 12, 1996